Exhibit 10.27

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “*[REDACTED]*”. A COMPLETE VERSION OF THIS EXHBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1 — SERVICE ORDER

SUBCONTRACTED SERVICES AGREEMENT ORDER FORM LLOYDS REGISTER ASIA (LR)

Supplier company name	LIGHTBRIDGE CORPORATION (Lightbridge)

Supplier address and contact details	1600 Tysons Boulevard, Suite 550, McLean, VA,
22102, USA

Date of Subcontracted Services Agreement	12 October 2013

Date of Issue of Order	12 October 2013

Details of Work	Project/Job Title: Verification service of EQ, CGID
and QVD for KHNP

(include full details of scope)	Discipline/qualification requirements: nuclear safety
and regulation, Commercial-Grade Item Dedication

(attach specification if necessary)	(CGID) and Counterfeit, Fraudulent, and Suspect
Items (CFSI)

LR Control Number:

Client name	KHNP

Main Agreement details	Services to be performed under this work order are:

•	From October 4 on, prepare for KHNP kick-off meeting, CFSI and CGID references and draft instructions.
•	Attend KHNP Kick off meeting;
•	Prepare work instruction for CGID;
•	Prepare Implementation Plan for CGID;
•	Prepare Training material for CGID and CFSI;
•	Deliver training for CGID and CFSI in Korea; and
•	Recruit and make arrangements to provide expert technical staff for work herein.
•	Other activities in relation to the KHNP Contract as directed by LR.

Lightbridge to provide work plan on a 2-week basis. LR will inform Lightbridge within 3 days of receipt if there is planned work that should be modified or not be performed.

Special Conditions	1.1	Lightbridge will invoice LR for the services on a time and expense basis. Detailed invoices will be provided on a monthly basis with a separate invoice provided as related to each Order of Work.

	1.2	The Work will be performed by the following staff and the associated cost rate:
Cost Rate
		Lightbridge Staff	(USD per hour)
		*[Redacted]*	*[Redacted]*

The use of other Lightbridge staff shall be approved by LR and KHNP.

1.3

Travel costs incurred by Lightbridge shall be reimbursed by LR at cost. For Seoul, Korea round-trip travel time invoiced to LR shall not exceed 16 hours per round-trip. Lodging in support of travel may be provided and paid by Lloyd’s, or may be directed by LR at a specific hotel identified by LR, subject to the condition that the paid or directed lodging is mutually agreeable to LR and Lightbridge. In lieu of certain actual expenses, a perdiem of *[Redacted]* for food, taxis, and misc. expenses is authorized.

1.4

Lightbridge will be responsible for monitoring and communicating budget status for the work under each order of work and provide weekly time sheet and expenses to LR. Lightbridge will be responsible for communicating needs, if any, for revisions to budgets for any given Order of Work, and Lightbridge will incur cost in excess of authorized budget only if advance written authorization is not provided by LR.

	1.5	*[Redacted]* will be the Lightbridge Manager responsible for the work.

	1.6	LR Technical Manager is *[Redacted]* and the project administration contact is *[Redacted]*.

Period of Work	4 October 2013 to 30 January 2014

Notice of period (if applicable)	Not applicable

___________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Location (if applicable)	To prepare for and attend meetings in Korea as required; work can be done in additional locations with LR approvals.

Standard hours (if applicable)	Not applicable

Hourly rate (if applicable)	Standard Hours: as defined in Clause 1.2 of Special Conditions.

Overtime: Not applicable

Price	Maximum Contract value of USD 150,000.00 inclusive of expenses and taxes.

Invoicing arrangements	Monthly

The terms of the Agreement between LR and the Supplier dated 12 October shall apply.

SIGNED for and on behalf of	/s/ Young-Soo, Kim
[INSERT LR ENTITY NAME]

Name:	Young-Soo, Kim

Position: Designated Manager

Date:	29 Oct 2013

SIGNED for and on behalf of Lightbridge Corporation
[INSERT SUPPPLIER’S NAME]

Name:	James Guerra /s/ James Guerra

Position:	Chief Operating Officer

Date:	29 October, 2013